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The Board of Directors
Vishay Precision Group, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-173461) and the Registration Statements on Forms S-8 (Nos. 333-168256 and 333-187211) of Vishay Precision Group, Inc. of our report dated April 16, 2013, with respect to the balance sheet of George Kelk Corporation as of April 30, 2012, and the related statements of operations and comprehensive income, stockholder’s equity and cash flows for the year then ended, which report appears in the Form 8-K/A of Vishay Precision Group, Inc. dated April 16, 2013.

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Canada
April 16, 2013

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